UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 17, 2013, Simon Biddiscombe resigned as President and Chief Executive Officer of QLogic Corporation (the “Company”) and as a member of the Company’s board of directors. In connection with his resignation, Mr. Biddiscombe entered into a General Release Agreement with the Company dated May 17, 2013 (the “Agreement”). The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the Agreement, Mr. Biddiscombe will be entitled to receive a severance payment of $610,500, payable within 15 days after his termination, and a payment of $294,261 for his bonus for the Company’s 2013 fiscal year, payable on or before June 14, 2013. He will also be entitled to accelerated vesting of his outstanding and unvested restricted stock units granted by the Company that were otherwise scheduled to vest on or before May 31, 2014 (which consists of 94,899 restricted stock units), and payment by the Company of his COBRA premiums through May 31, 2014. The Agreement also includes a release by Mr. Biddiscombe of claims against the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	General Release Agreement, dated May 17, 2013, by and between the Company and Simon Biddiscombe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

May 20, 2013	/s/ Jean Hu
Jean Hu
Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer